Exhibit 10.1

Information Concerning Executive Compensation

On January 05, 2016, the Compensation Committee of HomeFed Corporation (the “Company”) approved annual salary increases (effective January 1, 2016) and discretionary 2015 cash bonuses for each of the Company’s executive officers who were included as named executive officers in the Company’s 2015 proxy statement.

Name and Title	Base Salary in 2016	Bonus Award for 20151
Paul J. Borden President and Chief Executive Officer	$383,108	$261,8772

John Kent Aden, Jr. Vice President	$313,438	$209,219

Christian E. Foulger Vice President	$240,896	$207,085

Erin N. Ruhe Vice President, Treasurer and Controller	$229,865	$206,761

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1 Includes a holiday bonus paid to each of the named executive officers based on a percentage of salary of $11,268 for Mr. Borden, $9,219 for Mr. Aden, $7,085 for Mr. Foulger and $6,761 for Ms. Ruhe.

2 Also includes a gross-up bonus of $50,609 for Mr. Borden as reimbursement for taxes payable on travel, commuting and lodging expenses.